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



Schedule for Computation of Initial
Fund Performance Data       Invest of: $1,000

Federated International     Initial    $10.10
High Income Fund            Offering
                            Price/Shar
                            e=
Class C Shares
Return Since Inception      NAV=       $10.12
10/2/96
  ending 11/30/96

FYE:  November 30, 1996
                                       Beginnin              Capital  Reinvest Ending           Total
                                       g
DECLARED:  Daily            Reinvest   Period   Dividend     Gain     Price    Period  Ending   Investment
PAID:  Monthly              Dates      Shares   /Share       /Share   /Share   Shares  Price    Value
                            10/31/96   99.010   0.081290310  0.00000  $9.98    99.816  $9.98    $996.17
                            11/30/96   99.816   0.084000000  0.00000  $10.12   100.645 $10.12   $1,018.53





Note: The Fund has not paid any ST capital gain dividends in FYE 11/30/96. $1,000 (1+T) = Ending Value

T = 1.86%


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